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                                                                    Exhibit 99.2

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---------------------------------------------------Please detach here--------------------------------------------------------

                               The Board of Directors Recommends a Vote "FOR" Items 1, 2, 3, 4 and 5
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1.  Agreement and Plan of Reorganization dated as of December 14, 1999 by and between Greater Bay Bancorp and Coast Bancorp, and the transactions contemplated thereby, including the merger of Coast Bancorp with and
    into Greater Bay Bancorp.                                                         [_] For       [_] Against      [_] Abstain

2.  Election of Directors:      01 David L. Kalkbrenner 02 Rex D. Lindsay             [_] Vote FOR       [_] Vote WITHHELD
                                03 Glen McLaughlin      04 Warren R. Thoits               all nominees       from all nominees

                                                                                      _____________________________________________
    (Instructions:  To withhold authority to vote for any indicated nominee,
    write the number(s) of the nominee(s) in the box provided to the right.)          _____________________________________________

3.  Amendment of the Greater Bay Bancorp 1996 Stock Option Plan, as amended,          [_] For       [_] Against      [_] Abstain
    to increase by _________ the number of shares reserved for issuance under the plan.

4.  Amendment of the Greater Bay Bancorp Articles of Incorporation to increase        [_] For       [_] Against      [_] Abstain
    the number of authorized shares of common stock from 24,000,000 to
    _____________.

5.  Ratification of the selection of PricewaterhouseCoopers LLP                       [_] For       [_] Against      [_] Abstain
    as independent public accountants for 2000.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
                                                                                                        ___

Address Change?  Mark Box  [_]                                                               Date ______________________________
Indicate changes below:
___________________________________________________________________     _________________________________________________________

                                                                        _________________________________________________________
                                                                        _________________________________________________________

                                                                        _________________________________________________________

                                                                        Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees,
                                                                        administrators, etc., should include title and authority.
                                                                        Corporations should provide full name of corporation and
                                                                        title of authorized officer signing the proxy.

                                                                        I (WE) WILL___ WILL NOT___ ATTEND THE
                                                                        MEETING IN PERSON
___________________________________________________________________

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                        [MAP]                                                 Annual Meeting of Shareholders
                                                                                         Day, Date
                                                                                           Time
                                                                                     Name of Location
                                                                                          Address
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                                                                                        City, State
                                                                                      Telephone Number
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2860 West Bayshore Road
Palo Alto, California  94303                                                                            Proxy
_____________________________________________________________________________________________________________________________

This proxy is solicited by the Board of Directors for use at the Annual Meeting on         , 2000.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on this proxy.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3, 4 and 5.

By signing the proxy, you revoke all prior proxies and appoint David L. Kalkbrenner, Steven C. Smith, and Linda M. Iannone, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. The Board of Directors at present knows of no other business to be presented by or on behalf of Greater Bay Bancorp or the Board of Directors at the meeting.
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See reverse for voting instructions